PURCHASE AGREEMENT

           This Purchase and Sale Agreement ("Agreement") is entered into this 30th day of June, 1996 by and between Gem Air, Inc., a Nevada corporation ("Seller") and Ameristar Casinos, Inc, a Nevada Corporation ("Purchaser").

           WHEREAS, Seller is the owner of a 1982 Cessna Citation
1SP, Serial No. 501-0236 and FAA No. 711VF;


           WHEREAS, Purchaser desires to acquire and purchase and Seller desires to sell an undivided one-half (1/2) interest in the Aircraft in accordance with the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties agree as follows:

           1. Purchase and Sale. Subject to the provisions of this Agreement, Seller shall on the Closing Date (as defined herein), transfer, convey, assign, sell and deliver to Purchaser, an undivided one-half (1/2) interest in the 1982 Cessna Citation 1SP, Serial No. 501-0236 and FAA No. 711VF with Pratt & Whitney engines, Serial Nos.: left - PCE 77371; right - PCE 77375 (the "Aircraft").

           2. Purchase Price. The total purchase price for the Aircraft is $466,123.71 (the "Purchase Price"). The Purchase Price of $466,123.71 shall be payable in immediately available funds when (i) Seller shall have delivered the Aircraft to Purchaser at Las Vegas, Nevada, (ii) Seller shall have executed a bill of sale prepared on FAA form 8050-2 and a warranty bill of sale in the form of Exhibit "C" attached hereto and incorporated herein granting good and marketable title to the Aircraft to Purchaser and (iii) Seller shall have delivered a commitment to issue the Title Policy described below to Purchaser. The Purchase Price is payable in lawful money of the United States of America, or by check drawn upon and duly certified by a bank satisfactory to Seller and payable in such money otherwise specified in this Agreement.

           3. Contingencies of Purchase. The purchase of the Aircraft by Purchaser is subject to the following contingencies, which must be completed to Purchaser's satisfaction before the Closing Date. If the contingencies are not satisfied Purchaser and Purchaser shall have no obligations under this Agreement.

           (a) Purchaser's receipt and approval of a title commitment on the Aircraft issued by Aero Records and Title Co. (the "Title Company") pursuant to which the Title Company shall be irrevocably committed to issue an owner's policy of title insurance on the Aircraft in the form of the pro-forma policy attached hereto as Exhibit "B" subject to the security agreement of The CIT Group ("CIT") and the items set forth in such pro-forma title insurance policy in the form of the pro-forma policy attached hereto as Exhibit "B" ("Permitted Encumbrances");

          (b) The Aircraft delivered in airworthy condition with all systems, installed equipment and engines in normal working order;

           (c)   Completion of Purchaser's visual inspection  and
any   other  inspections  and/or  surveys  that  Purchaser  deems reasonably necessary.

            (d) All published airworthiness directives and mandatory service bulletins completed and current (all mandatory service bulletins issued and not yet required to be completed shall be be completed by the close of the purchase), and all inspections current pursuant to the manufacture's recommended maintenance program;

           (e) All defects found as a result of any inspection which affect the airworthiness of the Aircraft are remedied by Seller before delivery of the Aircraft to Purchaser;

           (f) Seller to provide Purchaser with a valid and current FAA Certificate of Airworthiness and the Aircraft shall be in good working order and repair, all as of the Closing Date; and

            (g)    CIT   shall  have  approved  the   transaction
     contemplated by this Agreement in writing.

          4.   Title and Delivery.

          (a) Title to the Aircraft shall pass to Purchaser free and clear of any and all liens and encumbrances and free of any damage history when the full Purchase Price is paid to Seller, on or before the Closing Date. The Aircraft shall be delivered to Portland, Oregon on or before the Closing Date.

           (b)   All  title  and  escrow fees  will  be  paid  by
     Purchaser.   Where payment is made by check,  title  to  the
     Aircraft shall remain with Seller until the checks are finally paid.

           (c) All risk of loss, injury, destruction, or damage to the Aircraft from any cause whatsoever shall be assumed by Purchaser at the time of delivery of such title documents or upon physical delivery of said Aircraft, in the event that such physical delivery shall proceed the delivery of the title documents.

          (d) On delivery, Seller shall furnish to Purchaser all log books, complete and continuous since the Aircraft was new, flight manuals, maintenance manuals, wiring diagrams, engine covers and other records and paperwork and all other minor equipment normally considered a part of the Aircraft.

           (e) Seller represents that the total time on the Aircraft and engines is the number of hours listed on
     Exhibit A. Seller represents that the aircraft has no damage history. Seller agrees that Purchaser may use the registration number pending the issuance of a registration number to Purchaser by the FAA.

           (f) Seller represents and warrants to Purchaser as follows:

                    (i) There are no liens or security interests that encumber the Aircraft other than the Permitted
          Encumbrances;

                   (ii) A true and correct copy of each document and amendment thereto that memorializes or secures any loan made by CIT to Seller is attached hereto;

                   (iii)  Seller is not in default under any such
          document; and

                    (iv)   Seller  has performed all  inspections
          required by the Manufacturer.
                (v) The aggregate amount of indebtedness secured by the Aircraft is $667,752.59.

           5. Closing Date. The Closing Date shall occur on July 8, 1996, unless the parties have satisfied all conditions of the purchase described herein and they agree on another date for the closing of the purchase.
          6. Taxes. Purchaser hereby agrees to pay any and all taxes, duties, or fees assessed or levied by any international, national, state, or local authority as a result of the sale, delivery, registration or ownership of the Aircraft.

           7. Broker. Seller and Buyer represent to each other that neither party has employed a broker in connection with this Agreement.

           8. Force Majeure. Seller shall not be liable for failure to deliver or delays in delivery due date to causes beyond its control. In such event, Purchaser's sole remedy and Seller's sole liability for failure to deliver, or delay in delivery, will be limited to the return of that part of the Purchase Price which Purchaser may have paid to Seller.
           9. Enforceability. In the event any provision of this Agreement is prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without effecting the remainder of such provision or the remaining provisions of this Agreement which shall continue in full force and effect.

           10. Headings. Article and paragraph headings used in this Agreement are for the convenience of the parties and shall not effect the interpretation of this Agreement.

           11. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the purchase and sale of the Aircraft described and referred to herein. All prior representations and understandings having been merged in this Agreement.

          12. Amendments. This Agreement may not be modified or terminated orally and no claim, modification, termination or waiver of any of its provisions shall be valid unless in writing signed by the party to be bound thereby. The terms and conditions  of  this  Agreement supersede and  cancel  any  terms contained in any other documents to the extent they are inconsistent to this Agreement.

           13. Counterparts. This Agreement may be executed in one or more counterparts and each of said counterparts shall for all purposes be deemed an original, but all such counterparts shall constitute one and the same instrument.

           14. Further Assurances. Each party hereto shall execute and deliver all such further instruments and documents as may reasonably be required in order to fully carry out the intent and accomplish the purposes of this Agreement.

           15. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada.

           16.   Attorneys' Fees.  Should any action be filed  by
other  party  to  enforce  the  terms  of  this  Agreement,   the
prevailing party in any such action shall be entitled to full reimbursement of all attorneys' fees and expenses.

          IN WITNESS WHEREOF, this Agreement was executed the day and year first above written.

SELLER:                                 PURCHASER:

GEM AIR, INC.                           AMERISTAR CASINOS, INC.



By:/s/ Steven W. Rebeil                      By:/s/ Brian E. Katz
   Steven W. Rebeil, President
                                           Its:Sr. Vice President


                          EXHIBIT "A"



AIRCRAFT:

Serial No. 501-0236

FAA No. 711VF

Total Time:    Aircraft 1800.9 hours

Total Time:    Left Engine Pratt & Whitney
               Serial No. PCE 77371
               1800.9 hours

Total Time:    Right Engine Pratt & Whitney
               Serial No. PCE 77375
               1541.6 hours

                            Exhibit C

                  Form of Warranty Bill of Sale

KNOW ALL MEN BY THESE PRESENTS that for an in consideration of the sum of one dollar and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GEM AIR, INC., a corporation organized under the laws of Nevada ("Ameristar"), hereby sells, transfers, conveys, contributes, sets over and delivers to Ameristar an undivided one-half (1/2) interest in all of the right, title and interest of Seller in and to that certain Cessna Citation ISP Aircraft bearing Manufacturer's Serial No. 501-0236, U.S. Registration
Mark 711VF, including those certain Pratt & Whitney engines bearing Manufacturer's Serial nos. 77371 and 77375 and all FAA approved Flight Manuals and applicable Wiring Diagrams and Maintenance, Repair, Weight and Balance, Flight Crew Operating, and other documentation in respect of the Aircraft (collectively the "Aircraft"). Capitalized terms used by not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

Gem Air hereby warrants to Ameristar, its successors and assigns (including Ameristar's lenders), that there is hereby conveyed to Ameristar good and merchantable title to the Aircraft, free and clear of any security interest, lien, mortgage, pledge, claim, encumbrance, charge, restriction or right of others whatsoever, except for permitted Encumbrances, and Gem Air agrees with Ameristar and its successors and assigns that it will warrant and defend forever such title so conveyed against all claims and demands whatsoever.

This Bill of Sale shall be deemed delivered in Law Vegas, Nevada and shall be governed by, and construed in accordance with Nevada law.

The Aircraft has a seven hundred fifty (750) or more rated takeoff horsepower or the equivalent thereof.

IN WITNESS WHEREOF, GEM AIR, INC., has caused this Bill of Sale to be executed this Fifth day of July, 1996.

GEM AIR, INC.

By:     /s/ Steven w. Rebeil
Name:   Steven W. Rebeil
Title:  President